INTELLIGENT BIO SOLUTIONS

Pioneering Pain-free Solutions

Transforming drug testing
with non-invasive,
cost-effective, reliable solutions.


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NASDAQ: INBS | April 2026

Forward Looking Statements

Certain statements in this presentation may constitute “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), or in releases made by the U.S. Securities and Exchange Commission (the “SEC”), each as amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause the actual results, performance, or achievements of Intelligent Bio Solutions, Inc. and its affiliates (“INBS” or the “Company”), or industry results, to differ materially from any future results, performance, or achievements expressed or implied by such forward-looking statements.

Statements that are not historical facts are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “potential,” “may,” “might,” “will,” “would,” “could,” “should,” “seeks,” or “scheduled to,” and similar expressions, or the negative of these terms or comparable language, as well as by discussions of strategy or intentions. Forward-looking statements in this presentation include, without limitation, statements regarding the Company’s ability to successfully develop and commercialize its testing solutions, realize commercial benefits from its partnerships and collaborations, and ability to secure regulatory clearance or approvals, among others.

These cautionary statements are being made pursuant to the Securities Act, the Exchange Act, and the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of those laws.

INBS cautions that any forward-looking statements made by INBS are not guarantees of future performance. Although INBS believes that its plans, cost estimates, returns on investments, intentions, and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from any projections or assumptions expressed as of the date such forward-looking statements are made. INBS’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and to inherent risks and uncertainties, including those described in INBS’s filings with the SEC. INBS does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, subsequent events, or otherwise, except as required by law.

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All information included in this presentation is based on continuing operations unless otherwise noted.



We are a medical technology company delivering intelligent, rapid, non-invasive testing solutions.

Our mission is to redefine the approach to testing and deliver pain-free, accessible solutions that drive transformative change and improve the quality of life.


intelligent
fingerprinting

Simpler Drug Testing

Our Intelligent Fingerprinting Drug Screening System is revolutionizing portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields.

This efficient and cost-effective system is designed to screen for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis.

How it Works

The journey of a drug through the body:

Absorption: how the drug moves from the site of administration to the site of action.
Distribution: the journey of the drug through the bloodstream to various tissues of the body.
Metabolism: the process that breaks down the drug.
Excretion: the removal of the drug from the body via sweat.

The Intelligent Fingerprinting Drug Screening System detects recent drug misuse by screening metabolites in **sweat** from fingerprints.


Consumption
Distribution
Metabolism
Absorption
Excretion



3 Steps to Simpler Drug Testing

1 Donor places the tip of each finger on the fingerprint collection area for 5 seconds.

2 Test administrator inserts the cartridge into the digital reader.

3 In less than 10 minutes the reader provides results*.

** INBS has commenced a Validation Study for a rapid drug screening cartridge targeting 70% faster results.*

Benefits of Fingerprint Drug Testing

Reduce Risk

Aim to identify current impairment rather than past use with a detection window of 16-24 hours.

Save Costs

Bring drug testing in-house and eliminate the need for specialized staff or facilities.

Increase Efficiency

Rapidly collect samples and employ batch testing to analyze drug screening results in minutes.

Expand Testing Capabilities

Conduct screening at any time and location using a compact and portable system.

Respect Dignity & Privacy

Preserve employee dignity with quick, non-invasive, and hygienic analysis of fingertip sweat.

Ensure Testing Integrity

Prevent foul play and maintain sample integrity through administrator-supervised testing and self-locking sample seals.

Intelligent Fingerprinting vs Urine & Saliva Drug Testing







	Fingerprint	Saliva	Urine
Detection Window	**16 – 24 hours**	Up to 2 days	Up to 4 days
Average Test Time	**Less than 10 minutes** *(2-3 mins when batch testing)*	Up to 20 minutes	20 minutes – 4 hours or more
Average Annual Cost *	**~ $5,500**	~ $7,600	~ $7,750
Accuracy	**Up to 99%**	Up to 98%	Up to 99%

** Based on 80 drug tests per year. Includes labor, consumables, biohazardous disposal (saliva and urine), and the cost of four non-negative results per year.*



Our Advantage: Window of Detection

Different drug testing sample types detect drug use over different time periods. Urine testing identifies drug use from several days or even weeks prior. Saliva testing detects drugs used up to 48 hours before testing.

Fingerprint Drug Testing focuses on detecting recent drug use within a 16 to 24-hour window, providing a greater indication of potential impairment.

By using sweat as a sample, employers can focus on ‘fitness for duty’ at the time of testing, rather than historical use.



SmarTest Sweat Drug Testing Patch

Non-invasive, wearable sweat patch for continuous drug monitoring

The SmarTest Patch is a discreet, wearable device that enables continuous drug detection over a 7 to 10-day period. Worn on the upper arm, it collects sweat in real time to monitor for a broad range of substances, including fentanyl, cocaine, opiates, and more.

Drug Testing Panel Capabilities

Fingerprint Drug Testing*	SmarTest Patch
Amphetamines Amphetamine, Methamphetamine, MDMA, MDA, MDEA	**Amphetamines** Methamphetamine, Amphetamine
Cocaine Cocaine, Benzoylecgonine	**Cocaine** Cocaine
Cannabis THC	**Cannabis** THC
Opiates 6 MAM (heroin specific metabolite), Morphine, Codeine, Dihydrocodeine	**Opiates & Opioids** Morphine, Codeine, 6-AM, Hydrocodone, Hydromorphone, Oxycodone, Oxymorphone, Fentanyl, Methadone, Buprenorphine, Norbuprenorphine
	Other Benzodiazepines, Barbiturates, Phencyclidine

** Fingerprint Drug Testing screens for the drug classes listed. Confirmatory laboratory analysis identifies the specific substances within each class. These current testing capabilities are available outside of the U.S. and will be available in the U.S. following the required approvals and FDA clearance.*

Market Opportunity

Leveraging intelligent, non-invasive testing to address global demands.

Addressing a $400 Billion Substance Abuse Problem[1]

The global market for Drug Screening was valued at US$12.6 Billion in 2024 and is projected to reach **US$31.8 billion by 2030**, growing at a CAGR of 16.7%[2].

The Drug Screening Products segment is projected to reach **US$16.7 billion by 2030** (CAGR 14%[2]).

Market Drivers

- Stronger regulations and workplace safety focus
- Rising substance abuse rates
- Increased awareness of safety implications relating to drug use in high-risk industries
- Growing demand for fast, non-invasive testing

Opportunity

- Meets demand for speed, accuracy, and convenience
- Set to replace traditional urine and saliva tests



[1] U.S. Department of Health and Human Services. *The Surgeon General's Report on Alcohol, Drugs, and Health*. Available at: https://www.hhs.gov/sites/default/files/facing-addiction-in-america-surgeon-generals-report.pdf

[2] Research and Markets, 2026. *Drug Screening – Global Strategic Business Report*. Available at: https://www.researchandmarkets.com/reports/4804177/drug-screening-global-strategic-business-report



U.S. Market Opportunity

The U.S. Drug Screening market was valued at US$3.5 billion in 2024, accounting for ~27.8% of the global drug screening market.

Market Drivers

- Expanded workplace testing
- Increased regulatory compliance in safety-sensitive industries
- Heightened public health initiatives targeting substance misuse

Opportunity

- Strong projected market growth
- Increasing demand for rapid and high-throughput screening solutions
- Broader adoption across workplace, healthcare, and legal settings

[1] Research and Markets, 2026. *Drug Screening – Global Strategic Business Report*. Available at: https://www.researchandmarkets.com/reports/4804177/drug-screening-global-strategic-business-report

Growing Drug Consumption

Approximately 316 million people used an illicit drug in 2023, a 28% increase over the last 10 years.

244 million

cannabis users, representing 4.6% of the global adult population and making it the most used drug in the world.

61 million

opioid users, representing 1.2% of the global adult population.

31 million

amphetamine users, representing 0.58% of the global adult population.

25 million

cocaine users, representing 0.47% of the global adult population.

Statistics: UNODC World Drug Report 2025, reporting on the 2023 market. Statistics are based on the number of people who used drugs in the global population aged 15-64.

More Than 70% of Those Abusing Alcohol or Illicit Drugs in the US Are Employed[1]

Illicit drugs are increasingly contributing to accidents in the workplace. Drug test positivity post-accident has climbed over the last five years.[2]

INBS is working towards FDA clearance of its Intelligent Fingerprinting Drug Screening System for detection of the opiate codeine. FDA clearance will enable expansion beyond Forensic Use Only settings into the multi-billion-dollar U.S. drug screening market.

[1] Centers for Disease Control and Prevention, 2023. Mental Health, Alcohol Use, and Substance Use Resources for Workers and Employers. Available at: https://blogs.cdc.gov/niosh-science-blog/2023/10/10/mental-health-substance-use

[2] Quest Diagnostics, 2022. *Workforce Drug Test Positivity Climbs to Highest Level in Two Decades, Finds Quest Diagnostics Drug Testing Index Analysis.* Available at: https://newsroom.questdiagnostics.com/2022-03-30-Workforce-Drug-Test-Positivity-Climbs-to-Highest-Level-in-Two-Decades,-Finds-Quest-Diagnostics-Drug-Testing-Index-Analysis



Drug Use in the Workplace

Drug and Alcohol Testing per Industry 2021

Percentage Of New And Current Employees[1]


Transportation and warehousing
Retail trade
Wholesale trade
Manufacturing
Construction
Utilities
Natural resources and mining
Total U.S., private sector
0%
10%
20%
30%
40%
50%
60%

[1] US Bureau of Labor Statistics, 2021. ***Business Response Survey 2021 Charts : Establishments that are drug testing or alcohol testing new applicants or current employees, by industry (percent)***. Available at: https://www.bls.gov/brs/data/charts/2021

* **Note:** this data represents the most recent comprehensive US Bureau of Labor Statistics survey on this topic.



Customers

Customer Accounts

480+ Active Accounts
Across 27 Countries



Target Sectors

Beyond Safety-Critical Workplace Settings

Government

- Public safety and compliance initiatives
- Border security and customs screening
- Workplace safety programs across state agencies
- Defense and national security applications
- Emergency and frontline workforce testing

Law Enforcement / Corrections

- Roadside drug testing
- Corrections, probation, and parole monitoring
- Police recruitment and ongoing compliance testing
- Court-mandated rehabilitation and evidentiary screening
- Forensic and investigative applications





A&F Sprinklers
Testimonial

"The process is efficient, seamless, non-invasive, and portable, which is great for us because we have sites all over the country. It's painless.

There are two key results: One, our team is more appreciative of why we do it and it's talked about more. Two, our ***non-negatives have dropped nearly 90%*** *across the board."*

Precision Stevedores
Testimonial

"Since moving to Intelligent Fingerprinting five years ago, our drug test process has improved significantly.

We worked out that the ROI would be around 12–18 months because the ***associated costs were less than urine testing.****"*


PRECISION

Summary

Large growing customer base with 1700+ installed readers and 480+ active customers.

Rapid, non-invasive, cost-effective solution to address the growing global drug screening market.

Increased revenue and growth, utilizing the Razor/Razor-blade model.

Strong Intellectual Property (IP) portfolio, including our sixth U.S. patent granted in FY2025 and eighth European patent granted in FY2026.

Completed multiple milestones as we progress toward planned U.S. market entry. FDA Cut-Off and Penetration studies complete. Method Comparison study expected June 2026. Interference study expected July 2026.

Achieved significant operational milestone with Syrma Johari manufacturing partnership, expected to deliver >40% annual production cost savings and a ~20 percentage point improvement in gross margins.

Fiscal H1 2026 Financial Highlights

Q2 Revenue

+48% YoY

$896,774

H1 Revenue

+36% YoY

$2.01 million

Gross Margins at

49%

+ 10% YoY

Q2 Reader Sales

+104% YoY

$246,519

Capitalization Table

Securities Outstanding (as of March 31, 2026)	
Common Stock Issued	2,001,173
Warrants Prefunded/Pre-paid	1,642,425
Total Common Equivalent Shares	**3,643,598**
Warrants Cashless	27
Warrants (Exercise Price Between $4.10 - $5.00)	4,597,700
Warrants Common Stock Equivalent – WAEP of $26.26	691,606

*No ratchets or resets.

Thank You

www.ibs.inc | info@ibs.inc